PLYMOUTH SAVINGS BANK (LOGO)
ADMINISTRATIVE OFFICES: 95 BEDFORD STREET, P.O. BOX 1439,
MIDDLEBOROUGH, MA 02346 508-946-3000

January 27, 2000

Management Assertion

As of and for the year ended December 31, 1999, Plymouth Savings Bank has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Plymouth Savings Bank had a fidelity bond policy in effect for $7,000,000 per loss and an errors and omissions policy in effect for $2,500,000 per loss.


Very truly yours,

Thomas S. Olsen
President, Chairman & CEO

Samuel I. Parks
Senior Vice President, Treasurer & CFO

h/p/m/w/kpmg/mgtasr99.doc


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